UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2007

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 12, 2007, Portland General Electric Company (PGE) and certain institutional buyers (Buyers) in the private placement market entered into an agreement under which PGE will sell, and the Buyers will purchase, $130 million of PGE’s First Mortgage Bonds (Bonds). The Bonds are to be issued to the Buyers at the direction of PGE at any time up to, but not later than, October 1, 2007 (“Original Issue Date”). The Bonds will bear interest from the Original Issue Date at an annual rate of 5.81%, and will mature on October 1, 2037. The Bonds will be redeemable at the option of PGE at the designated “make-whole” redemption price.

The Bonds will be issued pursuant to a Bond Purchase Agreement between PGE and the Buyers and under PGE’s Indenture of Mortgage and Deed of Trust, dated July 1, 1945, as supplemented, including the Fifty-eighth Supplemental Indenture dated April 1, 2007, between PGE and HSBC Bank USA, National Association (as successor to The Marine Midland Trust Company of New York) in its capacity as trustee.

PGE intends to use the proceeds from the sale of the Bonds for general corporate purposes, which may include capital expenditures and/or the repayment of existing debt.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

(4)	Instruments defining the rights of security holders, including indentures

4.1	Fifty-eighth Supplemental Indenture dated April 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date: April 12, 2007	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

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